EXHIBIT 32.1

CERTIFICATE OF THE CHIEF EXECUTIVE OFFICER

OF HARKEN ENERGY CORPORATION (REGISTRANT)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss. 1350):

I, Mikel D. Faulkner, Chief Executive Officer of the Registrant, certify to the best of my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C.ss. 1350) that:

(1)	The Quarterly Report on Form 10-Q for the period ended September 30, 2005, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: November 9, 2005

/s/ Mikel D. Faulkner
Chief Executive Officer

This certification accompanies this report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002 be deemed to be filed by the Registrant pursuant to Section 18 of the Securities Exchange Act of 1934, as amended.